UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

 _____________________________________

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001	MSM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     On May 15, 2019, the Board of Directors of MSC Industrial Co., Inc. (the “Company”), upon the recommendation of the Compensation Committee, designated as participants in the MSC Industrial Direct Co., Inc. Executive Change in Control Severance Plan (the “Plan”) certain executive officers, including the Chief Executive Officer and other named executive officers.  The Plan was adopted in June 2018 to provide uniform change in control benefits under a single plan, rather than individual change in control agreements.  It allowed for executives with change in control agreements to be designated as participants when the Company determined not to renew their existing individual change in control agreements.  As such, the Company gave notice of non-renewal to Mr. Erik Gershwind, the Company’s Chief Executive Officer, and four other executive officers whose agreements otherwise would have renewed for new three-year terms.  When such agreements expire at the end of their current terms on December 3, 2020, these executives will become participants in the single Plan noted above.  The benefits and payments provided under the Plan are substantially identical to the benefits and payments provided under the individual agreements.  A copy of the Plan was filed as an exhibit to the Company’s Form 10-K for the Company’s fiscal year ended September 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: May 16, 2019	By:	/s/ Rustom Jilla
	Name:	Rustom Jilla
	Title:	Executive Vice President and Chief Financial Officer